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                                                               Exhibit No. 10-4


                           ASSET ACQUISITION AGREEMENT

       This Asset Acquisition Agreement ("AGREEMENT") is entered into as of the 22nd day of December, 1998 by and between BHG of Pennsylvania, LLC, a Pennsylvania limited liability company ("BUYER") and MHM EXTENDED CARE SERVICES, INC., a Delaware corporation ("SELLER").

                                    RECITALS

       Buyer desires to purchase and Seller desires to sell to Buyer certain assets and business related to Seller's operation within the State of Pennsylvania (the "STATE") related to arranging for the delivery of mental health services to patients of nursing homes located in the State and any nursing homes located in New Jersey (the "OPERATIONS") which exist as of the date of this Agreement, all on the terms and subject to the conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agrees as follows:

1. ACQUIRED ASSETS. SCHEDULE 1.1 lists the assets to be conveyed which include, to the extent assignable, all contracts with nursing homes related to the Operations for provision of mental health services, all patient and employee records and databases, all customer lists of the Operations, all rights under covenants not to compete or similar agreements related to the Operations, all management agreements and other contractual rights Seller may have related to the Operations, and all other tangible and intangible property related to the Operations (collectively, the "ACQUIRED ASSETS"). Seller will transfer to Buyer at Closing all billing information and other files (whether in paper or digitized form) related to the Operations, including correspondence and communications with regulatory agencies, except as to billing records needed to collect accounts receivable retained by Seller (to which records each party shall have full access). Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and Seller agrees to sell, assign and deliver to Buyer, all of Seller's right, title and interest in, to and under the Acquired Assets, free and clear of any mortgage, pledge, hypothecation, claim, security interest, encumbrance, right or interest of others, lease, license, easement, encroachment, covenant, title defect, lien, option or right of first refusal (collectively, "LIENS"). The Acquired Assets shall not include, and Seller shall retain, all cash, cash equivalents, and accounts receivable related to the Operations prior to Closing, and all assets of business operations similar to the Operations conducted by Seller in states other than the State (collectively the "EXCLUDED ASSETS").

2. ASSUMPTION OF LIABILITIES. Buyer will not assume or become responsible for any liabilities or obligations of Seller. Buyer acknowledges that Buyer is responsible for its liabilities arising after the Closing resulting from the Acquired Assets.
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3.     PURCHASE PRICE.

       3.1. Purchase Price. The aggregate purchase price for the Acquired Assets (the "PURCHASE PRICE") is $170,000. The Purchase Price shall be comprised of (1) a demand promissory note substantially in the form attached as EXHIBIT A, in the amount of $20,000 payable to Seller (the "DEMAND NOTE"), and (2) a term promissory note substantially in the form attached as EXHIBIT B, in the amount of $150,000 payable to Seller (the "TERM NOTE"). Buyer shall pay the Purchase Price to Seller by: (i) executing and delivering the Demand Note upon execution of this Agreement, and (ii) executing and delivering the Term Note at Closing.

       3.2. Payment of the Demand Note and the Term Note. The Demand Note shall be in the principal amount of $20,000 which is due, in its entirety, at Closing and if Closing does not occur by December 31, 1998, other than as a result of the non-satisfaction of the conditions described in SECTION 7, then upon Seller's written demand, without interest. The Term Note shall be in the principal amount of $150,000 which is due, in its entirety, on the 90th day after the Closing without interest.

       3.3. Purchase Price Allocation. The Purchase Price will be allocated among the Acquired Assets as follows: (1) fixtures, furniture and equipment:
$9,501 and (2) the balance to the Contracts.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Except as expressly set forth to the contrary in a schedule hereto, Seller represents and warrants to Buyer as follows:

       4.1. Seller and its Board of Directors and stockholders have taken all action required by its articles of incorporation, bylaws, and otherwise to authorize the execution and, as of Closing will have taken all action to consummate, this Agreement. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

       4.2. The execution and consummation by Seller of this Agreement, and the other agreements and documents contemplated hereby, will not (a) violate the terms of Seller's articles of incorporation, bylaws or any instrument, agreement, mortgage, judgment, decree, commitment or understanding, written or oral, to which Seller is a party, or by which Seller or any of its property is bound, (b) conflict with, result in a breach of, constitute (with giving of notice or lapse of time or both) a default under or give any person any right to terminate, modify, accelerate or otherwise change the existing obligations of Seller under any such instrument, agreement, mortgage, judgment, decree, commitment or understanding, (c) result in the creation or imposition of any Lien upon the Acquired Assets, or (d) violate any applicable law.

       4.3. Seller is duly organized, validly existing and in good standing under the laws of Delaware. Seller has full power and authority to carry on its business as it is now being conducted, to own and lease the properties and assets which it now owns or leases and to


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consummate Seller's obligations under this Agreement. Seller is duly qualified to do business and is in good standing as a foreign corporation in Pennsylvania and Virginia.

       4.4. Seller has (a) timely filed in accordance with applicable laws, all Tax Returns (as defined below) with respect to Taxes, except as to certain state income Tax Returns as to which no Taxes are, or will be, due, (b) paid all Taxes (as defined below) shown to have become due pursuant to such Tax Returns, and
(c) paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due or payable. In respect of Seller
(i) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to Taxes or with respect to any Tax Return, (ii) all amounts required to be collected or withheld by Seller with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted,
(iii) no extension of time within which to file any Tax Return has been requested which Tax Return has not since been filed, (iv) there are no security interests for Taxes upon the Acquired Assets, and (v) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return which remain in effect. The term "TAX(ES)" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect to the foregoing. The term "TAX RETURN(S)" shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

       4.5. SCHEDULE 4.5 hereto sets forth a true and correct list of any items of furniture, fixtures, equipment and other personal property included among the Acquired Assets, all of which are conveyed "AS IS" with no warranties, express or implied, as to the condition of such assets.

       4.6. Seller has good and marketable title to all of the Acquired Assets, free and clear of any Liens. Upon consummation of the transactions provided in this Agreement, Buyer will be vested with good and marketable title to all of the Acquired Assets, free and clear of all Liens.

       4.7. No waiver, consent or approval from or filing with any person will be required for Seller to consummate this Agreement, and the other agreements contemplated hereby, without creating a default or liability.

       4.8. Seller has not incurred any liability to any broker, finder or agent and there are no claims for any brokerage fees, finder's fees or commissions in connection with the transactions contemplated by this Agreement.


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       4.9.  All balance sheets, income statements and other financial information furnished by Seller to Buyer fairly represent the financial condition of the Operation as of the date and for the period shown thereon. All other information, reports, documents, papers and data furnished by Seller to Buyer are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Buyer a true and accurate knowledge of the subject matter thereof. Since September 30, 1998:

             (i) there has been no material adverse change in the Acquired Assets, the Operations, liabilities, profits, prospects or conditions (financial or otherwise) of the Operations, and, to Seller's Best Knowledge, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future;

             (ii) there has been no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect any of the Acquire Assets or the Operation; and

             (iii) Seller has conducted the Business only in the ordinary course and in conformity with past practice.

       4.10. Seller does not have any unpaid and past due debts, claims or liabilities relating to the Purchased Assets; Seller's assets exceed its liabilities; and Seller is paying its liabilities as they arise in the ordinary course of business.

       4.11. There are no lawsuits, claims, proceedings or investigations pending or threatened against or affecting Seller in respect of the Acquired Assets or the Operations nor is there any basis for any of the same, and there is no lawsuit, claim or proceeding pending in which Seller is the plaintiff or claimant which relates to the Acquired Assets or the Operations. To Seller's Best Knowledge, the Acquired Assets and the Operations comply in all material respects with all applicable federal, state and local laws affecting them and the Operations. To Seller's Best Knowledge, Seller has complied in all material respects with all federal, state and local laws which are applicable to the Purchased Assets or the Operation.

       4.12. Complete and correct copies of each contract, lease, license, or any other agreement (written or verbal) (collectively "CONTRACTS") to which Seller is a party and which relate to the Operations have been delivered to Buyer by Seller. All such Contracts are legal, valid, binding, enforceable, in full force and effect, and, except as provided in SECTION 6.7 and subject to any required consent of the other parties thereto, are fully transferable to Buyer. No party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under said Contracts. No party has repudiated any provision of any Contract. Seller has not received any notice or information from any client indicating an intention to decrease the quantity of services Seller provides to any such client, or to reduce the rates at which Seller is being compensated for any and all services provided by Seller under any Contract.


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       4.13. To Seller's Best Knowledge, all health care professionals under contract, directly or indirectly, with Seller are duly licensed and/or certified, as appropriate and in good standing in their areas of practice. To Seller's Best Knowledge, all such providers are qualified to render the services which they have contracted to render. Seller has been assigned the authority to bill the Medicare and Medicaid programs on behalf of health care professionals who provide services pursuant to their contracts with Seller.

       4.14. Seller is not a party to any collective bargaining or labor agreement and there is not now any strike, slow-down, work stoppage, lockout, organizational campaign or other labor controversy or dispute pending or threatened. Seller is not liable for any unpaid wages, bonuses or commissions, or for any tax penalty, assessment or forfeiture for failure to comply with any employer/employee matter.

       4.15. Seller has obtained and maintained in full force and effect commercially reasonable amounts of insurance to protect itself and the Acquired Assets and Operations against the types of liabilities, including medical malpractice, customarily insured against by such entities in connection with the operation of similar practices, and all premiums due on such policies have been paid. Such insureds have complied in all material respects with the provisions of all such policies.

       4.16. Seller owns or has the perpetual royalty-free right to use all patents, trademarks, service marks, copyrights, trade names, inventions, improvements, processes, formulae, trade secrets, mailing lists, know-how and proprietary or confidential information used in conducting the Operations. No infringement of any patent, patent right, trademark, service mark, trade name or copyright or registration thereof has occurred or results in any way from the operation or business of the Business.

       4.17. None of the representations or warranties of Seller contained herein, and none of the information referred to, and none of the other information or documents furnished or to be furnished to Buyer by Seller pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Acquired Assets or the Operations in any material respect which has not been set forth or referred to in this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

       5.1. Buyer has taken all action required to authorize the execution and consummation of this Agreement. This Agreement constitutes the valid and legally binding obligations of Buyer, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.


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       5.2.  The execution and consummation by Buyer of this Agreement, and the other agreements and documents contemplated hereby, will not (a) violate the terms of any instrument, agreement, mortgage, judgment, decree, commitment or understanding, written or oral, to which Buyer is a party, or by which Buyer or any of its property is bound, (b) conflict with, result in a breach of, or constitute (with giving of notice or lapse of time or both) a default under or give any person any right to terminate, modify, accelerate or otherwise change the existing obligations of Buyer under any such instrument, agreement, mortgage, judgment, decree, commitment or understanding, (c) result in the creation or imposition of any Lien upon Buyer or its properties or assets, or
(d) violate any applicable law.

       5.3. Buyer is duly organized, validly existing and in good standing under the laws of Pennsylvania. Buyer has full power and authority to execute and consummate Buyer's obligations under this Agreement.

       5.4. Other than Cain Bros., whose fees and expenses will be paid by Buyer, Buyer has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

       5.5. None of the representations or warranties of Buyer contained herein, and none of the information referred to, is false or misleading in any material respect or omits to state a fact necessary to make the statements herein or therein not misleading in any material respect.

6.     PRE-CLOSING COVENANTS. The parties covenant and agree as follows:

       6.1. Condition of Assets Prior to Closing. Without the prior written consent of Buyer, Seller will operate the Acquired Assets and the Operations in the ordinary and usual course and substantially in the same manner as they are presently operated.

       6.2. Notification of Material Adverse Changes. Seller will promptly notify Buyer in writing of the occurrence of any material adverse change to the Acquired Assets or Operations occurring on or after the date of this Agreement and on or prior to the Closing Date.

       6.3. Other Transactions. The parties will deal exclusively and in good faith with each other regarding a sale of all or a material portion of the Acquired Assets. Seller will not, and will direct Seller's officers, directors, financial advisors, accountants, agents and counsel not to: (i) solicit submission of offers from any person relating to a the Acquired Assets, (ii) participate in any discussions or negotiations regarding, or furnish any nonpublic information to any person regarding purchase of the Acquired Assets by any person other than Buyer, or (iii) enter into any agreement or understanding, whether oral or written, that would have the effect of preventing consummation of this Agreement. Seller will promptly notify Buyer of the terms of any communication Seller may receive or become aware of relating to such activities.

       6.4. Consents, Waivers and Approvals. Except as provided in SECTION 6.7, Seller will obtain all consents, waivers, approvals, and releases necessary for Seller to effect the transactions contemplated herein, free and clear of any and all Liens, but shall not be required to obtain any


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consents, waivers, approvals or releases (governmental or otherwise) necessary to permit or to enable Buyer to conduct the Operations. All consents, waivers, releases and approvals will be in writing and in form and substance satisfactory to Buyer, in its discretion as reasonably exercised by Buyer. Notwithstanding any of the above, Seller will cooperate with the reasonable requests of Buyer to effect the transfer of assignable Contracts (governmental or otherwise).

       6.5. Supplemental Disclosure. Seller will have the continuing obligation up to and including the Closing to supplement promptly or amend the Schedules hereto with respect to any matter subsequently arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Schedules.

       6.6. Conditions Precedent. The parties will use commercially reasonable efforts to satisfy the conditions set forth in SECTIONS 7 AND 8 hereof.

       6.7. Consents, Regulatory Approvals and Licenses. Buyer acknowledges that certain of Seller's Contracts with nursing homes or clinicians may not be assignable, may be terminable upon no or minimal notice, or may consist of arrangements not embodied in binding contractual relationships. Buyer further acknowledges that Seller makes no warranties or representations as to the existence or availability of any assignments, consents, approvals, regulatory licenses, or certifications, including as to nursing home Contracts, as may be necessary for any use of the Acquired Assets as Buyer may intend. Buyer has made such inquiry as to such matters as it believes appropriate, and that consummation of the transaction contemplated hereby shall not be contingent upon the existence of, or Buyer obtaining, any such assignments, consents, approvals, regulatory licenses, or certifications.

       6.8. Press Releases. Unless approved in writing and in advance by the other party, neither Buyer nor Seller shall issue any press release or written statement for general or public circulation relating to the transactions contemplated hereby, except as required by law in the reasonable opinion of Buyer's counsel. Each party agrees to use commercially reasonable efforts to obtain the other's approval of the text of any public report, statement or release prepared.

       6.9. Representations and Warranties. Each of the parties hereto will refrain from taking any action which would render any representation or warranty contained in SECTIONS 4 or 5 of this Agreement inaccurate as of the Closing. Each party will promptly notify the other of any action or proceeding that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each party will take such further action as may reasonably be requested by another party to evidence the consummation of this Agreement.

       6.10. Employees and Independent Contractors. Buyer will use commercially reasonable efforts to make offers of comparable employment and of comparable contractual arrangements to all employees and independent contractors of Seller whose duties directly relate to the Operations.


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7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement will be subject to the satisfaction, on or before the Closing, or such other date as may be specified, of the following conditions, any of which may be waived by Buyer in writing.

       7.1. Representations. The representations and warranties made by Seller in SECTION 4 will be true and correct on the Closing as though such representations and warranties had been made on such date and Seller will deliver to Buyer a certificate dated as of the Closing to the foregoing effect.

       7.2. Covenants. Seller will have duly performed all of the covenants, acts and undertakings to be performed by it on or prior to the Closing, and Seller will deliver to Buyer a certificate dated as of the Closing to the foregoing effect.

       7.3. Certified Resolutions. Seller will have delivered to Buyer a certificate executed by a duly authorized person evidencing Seller's authority to enter into this Agreement. Such person will also certify that such authority has not been revoked or modified and remains in full force and effect.

       7.4. No Injunction, Etc. No proceeding, investigation, or legislation will have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement, or which materially affects title to, or the existence or priority of Liens on, the Acquired Assets, and Seller will deliver to Buyer a certificate dated as of the Closing to the foregoing effect.

       7.5. Incumbency. Seller will have delivered a certificate of incumbency executed by the president and secretary of Seller listing each officer and director of Seller and the persons authorized to execute this Agreement and the other documents contemplated hereby.

       7.6. Material Adverse Change. No material adverse change to the Acquired Assets or the Operations shall have occurred on or after the date of this Agreement and on or prior to the Closing, and Seller will deliver to Buyer a certificate dated as of the Closing to the foregoing effect.

       7.7. Deliverables. Buyer has received all documents and other items to be delivered under SECTION 9.3(a).

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate this Agreement will be subject to the satisfaction, on or before the Closing, of the following conditions, any of which may be waived by Seller in writing.

       8.1. Representations. The representations and warranties made by Buyer in SECTION 5 will be true and correct on the Closing as though such representations and warranties had been made on such date and Buyer will deliver to Seller a certificate dated as of the Closing to the foregoing effect.

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       8.2.  Covenants. Buyer will have duly performed all of the covenants, acts or undertakings to be performed by it on or before the Closing, and Buyer will deliver to Seller a certificate dated as of the Closing to the foregoing effect.

       8.3. Certified Resolutions. Buyer will have delivered to Seller a certificate executed by a duly authorized person evidencing Buyer's authority to enter into this Agreement. Such person will also certify that such authority has not been revoked or modified and remains in full force and effect.

       8.4. No Injunction, Etc. No proceeding, investigation or legislation will have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement, and Buyer will deliver to Seller a certificate dated as of the Closing to the foregoing effect.

       8.5. Incumbency. Buyer will have delivered a certificate of incumbency executed by its manager listing the persons authorized to execute this Agreement, and the other documents contemplated hereby.

       8.6. Guaranty. Buyer will cause Integrated Health Options, LLC ("IHO"), BHG, Inc., and Illiana Behavioral Management, Inc. to deliver their guarantees substantially in the form attached as EXHIBIT C (the "GUARANTY AGREEMENT") together with the security agreement to be executed by IHO substantially in the form attached as EXHIBIT D (the "SECURITY AGREEMENT").

       8.7. Deliverables. Seller has received all documents and other items to be delivered under SECTION 9.3(b).

9.     CLOSING.

       9.1. Time and Place. The closing will be held on December 31, 1998 at 9:00 a.m., eastern standard time, at the offices of Seller, or at such other place and time as shall be agreed upon by Buyer and Seller (the "CLOSING").

       9.2. Effective Date. Seller acknowledges it will take some period of time for Buyer to obtain, on behalf of the Operations, Medicare and Medicaid Provider Numbers ("PROVIDER NUMBERS") for participation in the Medicare and Medicaid programs. Accordingly, the effective date of transfer to Buyer of the Acquired Assets will be postponed after Closing to the earliest to occur of: (i) Buyer's obtaining such Provider Numbers, (ii) Buyer's cancellation of the Interim Management Agreement, or (iii) the 90th day following Closing (the "EFFECTIVE DATE").


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       9.3.  Transactions at the Closing. At Closing, each of the following transactions will occur:

             (a) Seller will deliver to Buyer the following:

                 (i) a certificate of good standing of Seller, dated not more than five business days prior to the Closing, from the offices of the Secretaries of State of Delaware, Pennsylvania and Virginia;

                 (ii) all other such certificates, dated as of the Closing, as Buyer may reasonably request to evidence the fulfillment by Seller, or other satisfaction as of the Closing, of the terms and conditions of this Agreement including, but not limited to, the certifications required under SECTION 7.1, 7.2, 7.3, 7.4, 7.5, AND 7.6;

                 (iii) an opinion of Seller's counsel, substantially in the form attached as EXHIBIT E, that Seller is a corporation duly organized, validly existing, and in good standing under the laws of the States of Delaware, Pennsylvania and Virginia, that Seller has full power and authority to perform its obligations under this Agreement, that all action has been taken as required to authorize the execution and consummation of this Agreement by Seller, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles of bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally;

                 (iv) the Interim Management Agreement; and

                 (v) SCHEDULES 1.1 and 4.5.

             (b) Buyer will deliver to Seller the following:

                 (i) payment on the Demand Note by wire transfer of immediately available funds to an account of Seller at a bank specified by Seller in writing at least one business day prior to Closing;

                 (ii) the Term Note;

                 (iii) a certificate of good standing of Buyer, dated not more than five business days prior to the Closing, from the Secretary of State of Pennsylvania;

                 (iv) all other such certificates, dated as of the Closing, as Seller may reasonably request to evidence the fulfillment by Buyer, or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement, including, but not limited to the certifications required under SECTIONS 8.1, 8.2, 8.3, 8.4 AND 8.5;

                 (v) an opinion of Buyer's counsel, substantially in the form attached as EXHIBIT E, that Buyer is a limited liability company duly organized, validly existing, and in good


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standing under the laws of the State of Pennsylvania; that Buyer has full power and authority to perform its obligations under this Agreement, that all action has been taken as required to authorize the execution and consummation of this Agreement by Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles of bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally;

                 (vi) the Guaranty Agreement;

                 (vii) the Security Agreement; and

                 (viii) the Interim Management Agreement.

                 9.4. Transaction on the Effective Date. On the Effective Date, Seller will deliver to Buyer the assignment and bill of sale substantially in the form attached as EXHIBIT F;

10.    POST-CLOSING COVENANTS.

       10.1. Covenants of Seller. For a period of five years after Closing, without the prior written consent of Buyer, Seller and its affiliates, and officers or directors of Seller or its affiliates shall not: (a) engage in the establishment or operation of any business related to the provision or delivery of mental health services to patients at nursing homes within the State, or (b) hire or solicit for hire any employee of the Operations, or recommend, directly or indirectly to any such employee that he or she obtain employment elsewhere. Without in any way limiting the foregoing, it is acknowledged that this covenant does not extend to the provision or delivery of mental health services at prisons, jails or other correctional facilities. Buyer expressly acknowledges that Seller may be continuing to provide or deliver mental health services to patients at nursing homes in states other than the State after Closing. Seller shall not, without Buyer's prior written consent, make any press release or other public announcement concerning the transactions contemplated by this Agreement. Seller understands that Buyer will not have an adequate remedy at law for the breach or threatened breach by Seller of covenants and agree that Buyer, in the case of any such breach, in addition to any other remedies which may be available to Buyer hereunder or under any other agreement entered into with Seller, or by virtue of any provision of law, may file suit in equity to enjoin Seller from such breach or threatened breach.

       10.2. Accounts Receivable and Provider Numbers. In order to assure collection by Seller of accounts receivable arising from services provided prior to the date of Closing (which accounts receivable are excluded from the Acquired Assets (the "EXCLUDED RECEIVABLES")), except as otherwise provided in the Interim Management Agreement, Buyer shall bill after the Closing, in its own name, for services provided by it. Seller shall retain the sole right to bill for and collect the Excluded Receivables together with the sole right, subject to the Interim Management Agreement, to utilize the Medicare and Medicaid provider numbers and other billing identification which Seller has historically utilized in connection with the Operations. In the event proceeds of accounts receivable are collected by either party which include both proceeds of Excluded Receivables and proceeds of accounts receivable to which Buyer is entitled either under the Interim Management Agreement or otherwise, the party collecting such receivables as soon as reasonably practical shall deliver to the other party those proceeds to which such party is entitled together with a copy of the Explanation of Benefits to which such proceeds relate.

       10.3. Survival of Representations and Warranties. All statements contained in this Agreement, and the documents contemplated hereby, will be deemed representations and warranties hereunder by Seller or Buyer, as the case may be. All representations and warranties made by Seller or Buyer in this Agreement will survive until the second anniversary of the Closing Date; provided, however, that representations and warranties made under (a) SECTION
4.1 will have no limitation period, and (b) SECTION 4.4 shall survive for the period of the relevant statute of limitations. No claims for breach of a representation or warranty (including an Indemnification Claim as defined in SECTION 12) may be brought by any person unless written notice of such claim will have been given on or prior to the end of such survival period (in which event each representation and warranty with respect to any asserted claim will survive until such claim is finally resolved and all obligations with respect thereto are fully satisfied).

       10.4. Interim Management Agreement. Buyer and Seller will enter into an interim management agreement related to the Operations pursuant to an agreement substantially in the form attached as EXHIBIT G (the "INTERIM MANAGEMENT AGREEMENT"). The Interim Management Agreement appoints Buyer as manager of the Operations on behalf of Seller on the terms and conditions set forth and until the Effective Date.

       10.5. Provider Numbers. Buyer will use commercially reasonable efforts to obtain, at the earliest practical date, the Provider Numbers necessary to permit Buyer to participate in the Medicare and Medicaid programs.

       10.6. Regulatory Compliance. The parties agree that nothing contained in this Agreement shall require either party or its contracted health care professionals to refer patients to, or order any goods or services from the other party. Notwithstanding any unanticipated effect of any provision of this Agreement, neither party will knowingly or intentionally conduct its behavior in such a manner as to violate the prohibition against fraud and abuse in connection with the Medicare and Medicaid programs.

       10.7 Access to Patient Records. Buyer will provide access, pursuant to Seller's reasonable request for access, to patient records acquired by Buyer from Seller, provided the patient consents to such access and Seller agrees to maintain the confidentiality of information included in such patient's records.

11. TERMINATION. This Agreement may be terminated, and the transactions contemplated herein abandoned: (i) by the mutual written consent of Seller and Buyer; or (ii) by either Seller or Buyer upon the failure of the other party to use its commercially reasonable efforts to fulfill its obligations set forth in this Agreement on or before the Closing.

12.    INDEMNIFICATION.

        12.1. Losses. For purposes of this SECTION 12, "LOSSES" will mean all damages, losses, costs, expenses (including legal, accounting and other fees and expenses), interest, penalties, charges and liabilities.

       12.2. Indemnification by Seller. Seller agrees to indemnify, defend and hold harmless Buyer from and against any Loss incurred by Buyer related to or arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Seller in this Agreement (a "BREACH"), or (b) any liability arising from the ownership or use of the Acquired Assets or the conduct of the Operations by Seller prior to the Closing.

       12.3. Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless Seller from and against any Loss incurred by Seller related to or arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Buyer in this Agreements, or (b) any liability associated with Buyer's ownership or use of the Acquired Assets or the conduct of the Operations on or after the Closing.

       12.4. Procedures for Indemnification.

             (a) An indemnification claim (an "INDEMNIFICATION CLAIM") will be made by the party to be indemnified (the "IDEMNITEE") by delivery of a written declaration to the party to indemnify (the "INDEMNITOR") requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a claim from a person not a party to this Agreement or an affiliate thereof (a "THIRD PARTY CLAIM"), containing such other relevant information as Indemnitee may have concerning such Third Party Claim.

             (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in SECTION 12.5 hereof will be observed by the Indemnitee and Indemnitor.

             (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor will have 10 days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying to the extent reasonable given the information available to Indemnitor the basis for such objection. Failure to timely so object will constitute acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim will be paid in accordance with SECTION 12.4(d). If any objection is timely interposed by the Indemnitor and the dispute is not resolved within 15 days from the delivery of such objection, such dispute will be resolved by litigation, or, if mutually agreeable by Indemnitor and Indemnitee, by arbitration or mediation.

             (d) Upon determination of the amount of an Indemnification Claim (including a Third Party Claim), whether by agreement between Indemnitor and Indemnitee, by an arbitration award or otherwise, Indemnitor will pay the amount of such Indemnification Claim within 10 days of the date such amount is determined in writing.

       12.5. Defense of Third Party Claims.

             (a) Should any Third Party Claim be made, the obligations and liabilities of the parties with respect to such Third Party Claim will be subject to this SECTION 12.5.

             (b) Within a reasonable time (i.e., such time as will not prejudice the contest, defense, litigation, or settlement of a Third Party Claim) following the receipt of notice of a Third Party Claim, the party receiving the notice of the Third Party Claim will (i) promptly notify the other party of its existence setting forth in writing and with reasonable specificity the facts and circumstances of which such party has received notice, and (ii) if the party giving such notice is an Indemnitee, specify in writing the basis hereunder upon which the Indemnitee's claim for indemnification is asserted and tendering defense of the Third Party Claim to Indemnitor.

             (c) If the defense of a Third Party Claim is so tendered and within 10 days thereafter such tender is accepted without qualification by the Indemnitor as evidenced by written notice to Indemnitee, then, except as provided below, the Indemnitee will not, and the Indemnitor will, have the right to contest, defend, litigate and settle such Third Party Claim. The Indemnitee will have the right to be represented by counsel of its own choice and at Indemnitee's expense to participate in any contest, defense, litigation or settlement conducted by the Indemnitor; provided that the Indemnitee will be entitled to reimbursement by the Indemnitor therefor if the Indemnitor loses is right to contest, defend, litigation and settle the Third Party Claim as provided below. Notwithstanding the preceding provisions of this SECTION 12.5, if the Third Party Claim is asserted against both of Indemnitor and Indemnitee and representation of both of them by the same counsel would be inappropriate due to actual or potentially differing interests between them, Indemnitee shall be entitled to retain the right to contest, defend or litigate such Third Party Claim as it relates to Indemnitee and will have the exclusive right, in its discretion exercised in good faith, and with the advice of counsel, to settle any such matter as it is related to Indemnitee, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least 10 days prior to any such settlement, written notice of its intention to settle will be given to the Indemnitee. If, pursuant to the preceding sentence, the Indemnitee so contests, defends, litigates or settles a Third Party Claim, the Indemnitee will be reimbursed by the Indemnitor for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, promptly following the presentation to the Indemnitor of itemized bills for such attorneys' fees and other expenses.

             (d) The Indemnitor will lose its right to contest, defend, litigate and settle the Third Party Claim if it fails to diligently contest the Third Party Claim (except in connection with a settlement thereof in accordance with the terms hereof). So long as the Indemnitor has not lost its right to defend, contest, litigate and settle as herein provided, the Indemnitor will have the exclusive right to contest, defend and litigate the Third Party Claim and will have the exclusive right, in its discretion exercised in good faith, and with the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least 10 days prior to any such settlement, written notice of its intention to settle will be given to the Indemnitee.

             (e) All expenses (including without limitation attorneys' fees and expenses) incurred by the Indemnitor in connection with the foregoing will be paid by the Indemnitor.

             (f) No failure by an Indemnitor to acknowledge in writing its indemnification obligations under this SECTION 12 will relieve it of such obligations to the extent they exist. If an Indemnitee is entitled to indemnification against a Third Party Claim, and the Indemnitor fails to accept or assume the defense of a Third Party Claim, or if, in accordance with the foregoing, the Indemnitor loses its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnitee will have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may, in its discretion exercised in good faith, and with the advice of counsel, settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least 10 days prior to any such settlement, written notice of its intention to settle is given to the Indemnitor. If, pursuant to this SECTION 12.5(f), the Indemnitor so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder, the Indemnitee will be reimbursed by the Indemnitor for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, promptly following the presentation to the Indemnitor of itemized bills for such attorneys' fees and other expenses.

       12.6. Limitations.

             (a) All notices of Loss must be delivered to the Indemnitor prior to expiration of the period for the warranties and representations as set forth in SECTION 10.3 hereof.

             (b) Notwithstanding anything else to the contrary, Indemnitor shall be liable only to the extent that: (i) any Loss arising from a Breach, on a per occurrence basis, exceeds $1,000 (a "RELEVANT CLAIM"), and (ii) then only to the extent that aggregate Relevant Claims exceed $17,000.

13.    TRANSACTION EXPENSES.

       13.1. Except as provided in SECTION 13.2, all expenses incurred by the parties in connection with or related to the authorization, preparation, negotiation and consummation of this Agreement and the agreements, documents or instruments contemplated hereby will be borne solely by the party which has incurred the same. Termination of this Agreement pursuant to SECTION 11 will relieve the parties of their obligations hereunder with each party responsible for its own fees, costs and expenses; provided, however, that if the Agreement is terminated pursuant to Section 11, clause (ii) because one party fails to use commercially reasonable efforts to fulfill its obligations hereunder, such party will remain liable to the other party for all rights as to deposits, losses, costs, expenses (including attorney's fees) and liabilities incurred by such other party as a result of such failure.

       13.2. Buyer shall be responsible for any and all recordation charges, transfer taxes, or other fees required for transfer of the Acquired Assets.

14.    MISCELLANEOUS.

       14.1. Notice All notices, requests, demands and other communications hereunder must be in writing and will be deemed delivered (a) on the following business day when sent by receipted overnight courier, or (b) five business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, when addressed as set forth below:

                         Buyer:    BHG of Pennsylvania, LLC
                                   c/o Integrated Health Options, LLC.
                                   10500 Lunt Avenue, Suite 106
                                   Rosemont, IL 60018
                                   Attn: Frank M. Rosenbaum

                                   with a copy to:

                                   Ungaretti & Harris
                                   3500 Three First National Plaza
                                   Chicago, IL 60602-4283
                                   Attn: Craig E. Nelson, Esq.

                         Seller:   MHM Extended Care Services, Inc.
                                   8000 Towers Crescent Drive, Suite 810
                                   Vienna, Virginia 22182
                                   Attn: President

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner above provided for giving notice.

       14.2. Assignment; Binding Effect. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, provided that Buyer may assign its rights hereunder to any entity the majority ownership of which is held by Buyer or the owners of Buyer. This Agreement will be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

       14.3. Headings; Exhibits and Schedules. The Section, Subsection and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. The Exhibits and Schedules attached hereto are a material part of this Agreement and are incorporated herein by this reference.

       14.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one counterpart has been signed by each party and delivered to the other party hereto.

       14.5. Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereunder. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

       14.6. Time of Essence. Time is of the essence in this Agreement.

       14.7. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

       14.8. Partial Illegality or Unenforceability. Wherever possible, each provision hereof will be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein will, for any reason, be held to be illegal or unenforceable in any respect, such illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion or such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

       14.9. Singular or Plural. All defined terms used herein will have the same meaning, whether used in the singular or plural form, unless the context clearly requires otherwise.

       14.10. "Person". The term "PERSON" will be broadly interpreted to include, without limitation, any corporation, partnership, association, limited liability company, other association, trust or individual.

       14.11. "Best Efforts". The use of the term "BEST EFFORTS" herein will in no event require any party to (a) expend funds which are not commercially reasonably in relation to the transactions contemplated hereby or (b) take, or cause to be taken, any action which would have a material adverse effect with respect to it.

       14.12. "Including". Whenever the term "INCLUDING" is used in this Agreement, it will mean "INCLUDING, WITHOUT LIMITATION," (whether or not such language is specifically set forth) and will not be deemed to limit the range of possibilities of those items specifically enumerated.

       14.13. "Seller's Best Knowledge". Whenever the term "SELLER'S BEST KNOWLEDGE" is used in this Agreement, it will mean knowledge possessed, or which should have been possessed after due internal inquiry, by Seller's officers and other personnel whose responsibilities include management of the Operations.

       14.14. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person other than the parties and their respective successors and permitted assigns.

       14.15. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                                   *   *   *

       The parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   BUYER:

                                   BHG of Pennsylvania, LLC

                                   By: Integrated Health Options, LLC
                                       Its: Manager

                                   By: /s/ FRANK M. ROSENBAUM
                                      --------------------------------
                                      Printed Name: Frank M. Rosenbaum
                                      Title: Manager



                                   SELLER:

                                   MHM Extended Care Services, Inc.

                                   By: /s/ STEVEN H. WHEELER
                                      ------------------------------
                                      Printed Name: Steven H. Wheeler
                                                   -------------------
                                      Title: Executive Vice President
                                            -------------------------

                         LIST OF EXHIBITS AND SCHEDULES



EXHIBITS

A - Demand Note
B - Term Note
C - Guaranty Agreement
D - Security Agreement
E - Opinion of Counsel
F - Assignment and Bill of Sale
G - Interim Management Agreement


SCHEDULES
   1.1 - Acquired Assets
   4.5 - Furniture, Fixtures & Equipment





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